EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 20, 2015
Current Month				Rolling Performance*				Rolling Risk Metrics* (April 2010 – March 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	1.7%	4.3%	18.9%	0.6%	-1.1%	2.0%	-1.1%	9.7%	-28.6%	-0.1	-0.2
B**	0.8%	1.7%	4.2%	18.2%	0.0%	-1.7%	1.3%	-1.7%	9.7%	-29.9%	-0.1	-0.2
Legacy 1***	0.9%	1.8%	4.7%	20.8%	2.7%	0.9%	N/A	0.9%	9.6%	-23.7%	0.1	0.1
Legacy 2***	0.9%	1.8%	4.7%	20.8%	2.5%	0.6%	N/A	0.6%	9.6%	-24.4%	0.1	0.1
Global 1***	0.9%	1.8%	4.9%	21.8%	3.3%	0.8%	N/A	0.8%	9.1%	-21.9%	0.1	0.1
Global 2***	0.9%	1.8%	4.8%	21.5%	3.1%	0.5%	N/A	0.5%	9.1%	-22.4%	0.1	0.1
Global 3***	0.9%	1.7%	4.5%	19.8%	1.4%	-1.1%	N/A	-1.1%	9.1%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	2.7%	0.3%	2.9%	14.9%	16.8%	14.9%	8.2%	14.9%	12.9%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	3.2%	1.7%	4.4%	21.6%	7.8%	10.6%	7.9%	10.6%	11.8%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	7%	Short	Crude Oil	3.4%	Short	7%	Short	Crude Oil	3.4%	Short
			Brent Crude Oil	1.3%	Short			Brent Crude Oil	1.3%	Short
Grains/Foods	7%	Short	Coffee	1.4%	Short	7%	Short	Coffee	1.4%	Short
			Sugar	1.3%	Short			Sugar	1.3%	Short
Metals	11%	Short	Gold	6.0%	Short	11%	Short	Gold	6.0%	Short
			Copper	1.0%	Short			Copper	1.0%	Short
FINANCIALS	75%					75%
Currencies	21%	Long $	Euro	5.6%	Short	21%	Long $	Euro	5.6%	Short
			Japanese Yen	4.4%	Short			Japanese Yen	4.4%	Short
Equities	34%	Long	S&P 500	7.5%	Long	34%	Long	S&P 500	7.5%	Long
			Dax Index	4.1%	Long			Dax Index	4.1%	Long
Fixed Income	20%	Long	U.S. 10-Year Treasury Notes	2.6%	Long	20%	Long	U.S. 10-Year Treasury Notes	2.6%	Long
			Long Gilts	2.1%	Long			Long Gilts	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied after U.S. dollar weakness and further declines in the number of active U.S. drilling rigs moved prices higher.  Crude oil prices were also driven up by concerns new regulations regarding hydraulic fracturing may further slow U.S. production.  Natural gas markets rose because of forecasts for cold weather in the Midwest.

Grains/Foods
U.S. grains prices increased due to weather related supply concerns.  Coffee markets rose in excess of 13% and to a 3-week high due to beliefs recent dry weather will have a larger-than-expected negative impact on crop yields.

Metals
Precious metals markets rallied after a sharp decline in the U.S. dollar prompted buying.  Precious metals markets were also supported by concerns after the U.S. Federal Reserve reduced its forecasts for economic growth and inflation.  Copper markets experienced their largest gain in over six weeks when protests halted production at the world’s second-largest copper mine.

Currencies
The U.S. dollar fell sharply against global counterparts after Fed Chair Janet Yellen’s testimony before congress resulted in speculation the U.S. Federal Reserve would delay raising interest rates.  Commodity currencies including the Canadian, Australian, and New Zealand dollars, were driven higher due to an increase in global investor risk appetite.

Equities
Global equity markets moved sharply higher as hopes for ongoing accommodative economic policy in the U.S. strengthened the outlook for the global economy.  In Japan, the Nikkei 225 Index finished up 1.5% and reached a 15-year high because of strong corporate earnings.  European share markets also finished higher, supported by signs the financial situation in Greece was improving.

Fixed Income
U.S. Treasury markets rallied sharply as speculation the Federal Reserve will not raise rates until September and forecasts for low inflation fostered buying.  German Bund markets rose modestly because of stronger-than-expected demand during a recent auction.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.